Exhibit 5.1

October 5, 2010

Re:          Epiq Systems, Inc. Registration Statement on Form S-3

Epiq Systems, Inc.

501 Kansas Avenue

Kansas City, KS 66105-1309

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of Epiq Systems, Inc., a Missouri corporation (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

You have provided us with a copy of the Registration Statement, which relates to the following securities of the Company, with an aggregate initial public offering price of up to $67,000,000, or the equivalent thereof: (i) debt securities of the Company (the “Debt Securities”), (ii) common stock, $0.01 par value per share, of the Company (the “Common Shares”) and (iii) preferred stock, par value $1.00 per share, of the Company, in one or more classes or series (the “Preferred Shares” and together with the Debt Securities and the Common Shares, the “Registered Securities”), in each case which may be offered from time to time, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus, the Debt Securities will be issued in one or more series pursuant to one or more indentures (each, an “Indenture”) to be entered into between the Company and the trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.3 to the Registration Statement in the case of Senior Debt Securities or Exhibit 4.4 to the Registration Statement in the case of Subordinated Debt Securities. Each Indenture and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Common Shares or Preferred Shares are referred to herein as “Related Documents”.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company.

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For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

We have also assumed in connection with the opinions expressed below that: (i) the Company is a Missouri corporation duly formed and existing under and by virtue of the laws of the State of Missouri and in good standing with the Secretary of State of the State of Missouri; (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and enter into and perform its obligations under the Related Documents, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Company, will be duly authorized and approved on behalf of the Company (such approvals referred to herein as the “Corporate Proceedings”); (iii) the Corporate Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the Company’s charter and bylaws, and (B) not in conflict with any contractual or other restrictions which are binding on the Company; (iv) each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into perform its obligations under the Related Documents to which it is a party; (v) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company; (vi) except in the case of the forms of Indentures, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder and (vii) the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company will not be amended after the date hereof.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, and the present laws of the States of Missouri and New York (excluding local laws).

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1. Each series of Debt Securities will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) all Corporate Proceedings relating to such series of Debt Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the Trustee is qualified to act as Trustee under the Indenture, (iv) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (v) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Corporate Proceedings.

2. The Common Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such Common Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) such Common Shares shall have been (A) duly executed by the Company and authenticated as provided by the Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefore (not less than the par value of the Common Shares), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Corporate Proceedings, assuming upon issuance of such Common Shares, together with all Common Shares previously issued or reserved for issuance and not duly and lawfully retired, do not exceed 100,000,000 shares.

3. The Preferred Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, including the filing of a certificate of designation with the Missouri Secretary of State, (iii) such Preferred Shares shall have been (A) duly executed by the Company and authenticated as provided by the Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefore (not less than the par value of the Preferred Shares), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Corporate Proceedings, assuming upon issuance of such Preferred Shares, together with all Preferred Shares previously issued or reserved for issuance and not duly and lawfully retired, do not exceed 2,000,000 shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Counsel” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

Very truly yours,

/s/ STINSON MORRISON HECKER LLP
STINSON MORRISON HECKER LLP